Exhibit 5.1

[Haynes and Boone Letterhead]

December 11, 2007

ZVUE Corporation
612 Howard Street, Suite 600
San Francisco, CA 94105

Re:	ZVUE Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ZVUE Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 1,500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance pursuant to the Company’s 2007 Incentive Stock Plan, as amended to date (the “2007 Incentive Stock Plan”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Secretary of the Company; (iv) the 2007 Incentive Stock Plan; (v) Amendment Number One to the 2007 Incentive Stock Plan (“Amendment Number One”); (vi) the minutes and records of the corporate proceedings of the Company with respect to adoption of the 2007 Incentive Stock Plan and Amendment Number One, the granting of awards thereunder and related matters thereto; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Certificate of Incorporation, including any amendments thereto, the Company’s Bylaws, including any amendments thereto, the Delaware Law, the 2007 Incentive Stock Plan and Amendment Number One will be complied with when the shares of Common Stock are issued pursuant to the terms of the 2007 Incentive Stock Plan and Amendment Number One.

ZVUE Corporation
December 11, 2007

Based upon the foregoing and subject to the qualifications stated herein, assuming that the cash consideration received by the Company in exchange for the issuance of shares of Common Stock under the 2007 Incentive Stock Plan equals or exceeds the par value of such shares of Common Stock, we are of the opinion that the 1,500,000 shares of Common Stock authorized for issuance pursuant to Amendment Number One have been duly authorized for issuance and, when so issued in accordance with the terms and conditions of the 2007 Incentive Stock Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ HAYNES AND BOONE, LLP HAYNES AND BOONE, LLP